UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 14, 2011

Synergy Pharmaceuticals, Inc.

 (Exact name of registrant as specified in its charter)

Florida	333-131722	20-3823853
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	IRS Employer Identification No.)

420 Lexington Avenue, Suite 1609

New York, NY 10170

(Address of principal executive offices)

Registrant’s telephone number, including area code: (212) 297-0020

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On October 14, 2011, Synergy Pharmaceuticals, Inc. (the “Company”) entered into securities purchase agreements (the “SPA”) with various investors for the sale of  273,824 units (the “Units”) of the Company in a registered direct offering (the “Offering”), each unit consisting of one share of common stock and one warrant to purchase 0.5 shares of common stock (the “Warrant”). Maxim Group LLC acted as the placement agent in the Offering.  The net proceeds to the Company from the sale of the Units is expected to be $525,326, after deducting placement agent fees and other estimated offering expenses payable by the Company. The purchase price paid by the investors was $2.125 per Unit.  The Warrants expire after five years and are exercisable at $2.75 per share.  The above description of the SPA and Warrant is qualified in its entirety by reference to the form of SPA and Warrant, which is filed as Exhibit 10.1 and 4.1, respectively, hereto and is incorporated herein by reference.

The Common Stock is being offered and sold pursuant to the Company’s effective shelf registration statement on Form S-3 and an accompanying prospectus (Registration Statement No. 333-163316) filed with the Securities and Exchange Commission (the “SEC”) on November 24, 2009 and declared effective by the SEC on December 10, 2009, and a final prospectus supplement filed with the SEC in connection with the Company’s takedown relating to the offering.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits.

4.1	Form of Warrant.

10.1	Form of Securities Purchase Agreement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:    October 14, 2011

SYNERGY PHARMACEUTICALS, INC.

By:	/s/ Gary S. Jacob
Gary S. Jacob, Ph.D.
President and Chief Executive Officer